Exhibit 10.20

23andMe, Inc.

EMPLOYEE INVENTION ASSIGNMENT AND

CONFIDENTIALITY AGREEMENT

The following confirms an agreement (“Agreement”) between me and 23andMe, Inc., a Delaware corporation (the “Company”), which is a material part of the consideration for my employment by the Company:

1. Conflicts; Breach of Third Party Agreements. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with the Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by the Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of the Company. Further, I will not bring or disclose to the Company or use in the performance of my duties for the Company anything containing any confidential or proprietary information of a prior employer or other third party, whether or not created by me.

2. Assignment of Inventions; Work for Hire. The Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, formulas, processes, compositions of matter, computer programs, databases, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by me, either alone or jointly with others, during the term of my employment with the Company to and only to the fullest extent allowed by California Labor Code Section 2870 (which is attached as Appendix A) (collectively “Inventions”). I agree to and hereby do make all assignments necessary to accomplish the foregoing. I also acknowledge and agree that any copyrightable works prepared by me within the scope of my employment are “works for hire” under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works.

3. Disclosures of Inventions; Excluded Inventions; Post Employment Disclosures. I will promptly disclose all Inventions to the Company. If I wish to clarify that something created by me prior to my employment with the Company that relates in any way to the Company’s actual or proposed business is not within the scope of this Agreement, I have listed it on Appendix B (“Prior Inventions”). Additionally, during the term of my employment, I will disclose anything I believe is excluded by Section 2870 and not assigned to the Company, to the extent I want to have the Company make an independent assessment that the matter disclosed is excluded by Section 2870. I acknowledge and agree that, if I use or disclose (except pursuant to this section) any of my Prior Inventions or any other invention or matter which is excluded by section 2870 in the scope of my employment, or include the same in any product or service of the Company, I hereby grant to the Company a perpetual, irrevocable, nonexclusive, world-wide, royalty-free, sublicensable right and license to fully exploit in every way and exercise all such confidential information and intellectual property rights in such matter in perpetuity. I may claim participation in the development, creation, or modification of the Inventions on my resume or in my curriculum vitae; provided that I obtain the Company’s prior written approval before making any such claim.

4. Assistance; Perfecting Rights. I agree to assist the Company in every proper way to obtain for the Company, enforce, record, perfect, obtain, maintain, and defend any rights specified to be owned by or assigned to the Company in any and all countries. I will execute any documents that the Company may reasonably request in order to accomplish any of the same. My obligations under this paragraph will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a reasonable rate after such termination for time or expenses actually spent by me at the Company’s request on such assistance. Additionally, I hereby irrevocably designate and appoint the Secretary of the Company as my agent and attorney-in-fact to act for and on my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me.

5. Proprietary Information. I agree that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to suppliers, customers, contractors or employees, including contact information, jobs, compensation, and expertise of such employees and contractors) I develop, learn or obtain during the term of my employment, that relate to the Company or the business or demonstrably anticipated business of the Company or that are received by or for the Company in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine or any third party breaching its obligations of confidentiality.

I agree to keep and maintain adequate and current written records of all Inventions made or conceived by me (solely or jointly with others) during the term of the Relationship. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, or any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company’s business. I agree to deliver all such records (including any copies thereof) to the Company at the time of termination of my employment with the Company, as provided for in Section 6.

6. Return of Material. Upon termination of my employment, (A) I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) the agreements between me and the Company; and (b) if requested by the Company, I will execute a document confirming that I agree to honor my responsibilities contained herein.

7. Telecommunications. I also recognize and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

8. Duty Not to Compete. While I am employed by the Company, I will not, without the Company’s express prior written consent, engage in any activity that is in any way competitive with the business or demonstrably anticipated business of the Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of the Company.

9. Notification. I hereby authorize the Company to notify third parties, including, without limitation, customers and actual or potential employers, of the terms of this Agreement and my responsibilities hereunder.

10. Non-Solicitation of Employees. I further agree as follows:

(a) Employees, Consultants. I agree that during my employment with the Company, and for a period of twelve (12) months immediately following the termination of my employment for any reason, whether with or without cause, I shall not, directly or indirectly, solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity.

(b) Other Parties. I agree that during the term of my employment, I will not negatively influence any of the Company’s clients, licensors, licensees or customers from purchasing Company products or services or solicit or influence or attempt to influence any client, licensor, licensee, customer or other person either directly or indirectly, to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company. In addition, I acknowledge that the Company has valuable Trade Secrets (as defined by applicable law from time to time) to which I will have access during the term of my employment with the Company. I understand that the Company intends to vigorously pursue its rights under applicable Trade Secrets law if, during a period of twelve (12) months immediately following the termination of my employment with the Company for any reason, whether with or without cause, I solicit or influence or attempt to influence any client, licensor, licensee, customer or other person either directly or indirectly, to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company. Thereafter, the Company intends to vigorously pursue its rights under applicable Trade Secrets law as the circumstances warrant.

11. Name & Likeness Rights. I hereby grant to the Company the unlimited right and permission to use, reuse, distribute, publish, exhibit, digitize, broadcast, display, perform, make derivative works from and otherwise exploit (including but not limited to granting others the right to do the same), my name, photograph, likeness (including caricature), voice, and biographical information in any form of media or technology now known or hereafter developed anywhere in the world by any persons or entities deemed appropriate by the Company, both during and after my employment, for any purpose related to the Company’s business.

12. Injunctive Relief. I understand that in the event of a breach or threatened breach of this Agreement by me the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement in addition to any other remedies.

13. Governing Law; Severability. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to its laws pertaining to conflict of laws. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

15. Agreements with the Company; Amendment. This Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of the Company, I have obligations to the Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms with respect to the subject matter contained in this Agreement and can only be changed by a subsequent written agreement signed by an authorized officer of the Company. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns.

15. Waivers. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

16. Assignment; Successors and Assigns; Survival of Obligations. The Company may assign any of its rights and obligations under this Agreement. I agree that my obligations under sections 1-8, 10-20 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under sections 2-7 and 12-18 shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, it subsidiaries, successors and assigns.

17. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

18. “At Will” Employment. I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time. I understand that I am an “at will” employee of the Company and that my employment can be terminated at any time, with or without notice and with or without cause, for any reason or for no reason, by either the Company or myself. I acknowledge that any statements or representations to the contrary are ineffective, unless put into a writing signed by an authorized representative of the Company. I further acknowledge that my participation in any stock option or benefit program is not to be construed as any assurance of continuing employment for any particular period of time.

19. Termination Certification. In the event of the termination of my service with the Company, I agree to sign and deliver the “Termination Certification” attached hereto as Appendix C; however, my failure to sign and deliver the Termination Certification shall in no way diminish my continuing obligations under this Agreement.

20. Acknowledgement. I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

21. Effective Date. This Agreement shall be effective as of the first day of my employment by the Company.

23andMe, Inc.:	Employee:

By:
Signature

Name:
Name (Please Print)

Title:	Date:
Date:

Appendix A

California Labor Code Section 2870

Section 2870 of the California Labor Code states:

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

Please note: In accordance with California Labor Code section 2872, the burden of proof shall be on the employee claiming the benefits of section 2870.

Appendix B

Prior Inventions Not Assigned to Company

Please List any Prior Inventions that you wish to clarify here: (note we ask that in such disclosure you are careful not breach any obligations of confidentiality that you may have to any third party)

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Appendix C

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to 23andMe, Inc., a Delaware corporation (the “Company”).

I further certify that I have complied with all the terms of the Company’s Employee Invention Assignment and Confidentiality Agreement signed by me, including the reporting of any Inventions (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement, and I acknowledge my continuing obligations under that agreement.

I further agree that, in compliance with the Employee Invention Assignment and Confidentiality Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that for twelve (12) months from the date of this Certification, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for me or for any other person or entity.

Further, I agree that I shall not use any Proprietary Information to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

Further, I acknowledge that the Company has valuable trade secrets (as defined by applicable law from time to time) to which I have had access. I understand that the Company intends to vigorously pursue its rights under applicable trade secrets law if, during a period of twelve (12) months from the date of this Certification, I solicit or influence or attempt to influence any client, licensor, licensee, customer or other person either directly or indirectly, to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company. Thereafter, the Company intends to vigorously pursue its rights under applicable trade secrets law as the circumstances warrant.

Date:	EMPLOYEE:

(Print Employee’s Name)

(Signature)

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